                                  EXHIBIT 11

                                                            1994           1995         1996
                                                        ------------    ----------   ----------
   PRIMARY EARNINGS PER SHARE
Income (loss) before extraordinary items                $(17,012,681)   $ (613,840)  $2,285,969
Extraordinary item                                          (363,022)        -            -
                                                        ------------    ----------   ----------
   Net earnings (loss)                                  $(17,375,703)   $ (613,840)  $2,285,969
                                                        ------------    ----------   ----------
                                                        ------------    ----------   ----------

Weighted average shares issued and outstanding             4,041,779     4,041,779    4,041,779
                                                        ------------    ----------   ----------
                                                        ------------    ----------   ----------

Primary earnings (loss) per common and common
 equivalent shares
   Earnings (loss) before extraordinary item            $      (4.21)   $    (0.15)  $     0.57
   Extraordinary item                                          (0.09)        -            -
                                                        ------------    ----------   ----------
     Net earnings (loss)                                $      (4.30)   $    (0.15)  $     0.57
                                                        ------------    ----------   ----------
                                                        ------------    ----------   ----------

   FULLY-DILUTED EARNINGS PER SHARE
Income (loss) before extraordinary items, as reported   $(17,012,681)   $ (613,840)  $2,285,969
Reduced interest expense due to assumed conversion
 of Convertible Debentures                                    -              -          800,000
                                                        ------------    ----------   ----------
   Income before extraordinary items for computing
    earnings (loss) per share                            (17,012,681)     (613,840)   3,085,969
Extraordinary item                                          (363,022)        -            -
                                                        ------------    ----------   ----------
   Net income for computing earnings (loss) per share   $(17,375,703)   $ (613,840)  $3,085,969
                                                        ------------    ----------   ----------
                                                        ------------    ----------   ----------

Weighted average shares issued and outstanding             4,041,779     4,041,779    4,041,779
Common stock equivalents, Convertible Debentures
 computed using if converted method                           -              -        2,500,000
                                                        ------------    ----------   ----------
   Weighted average shares for computing
    fully-diluted earnings (loss) per share                4,041,779     4,041,779    6,541,779
                                                        ------------    ----------   ----------
                                                        ------------    ----------   ----------

Fully-diluted earnings (loss) per common and common
 equivalent shares
   Earnings (loss) before extraordinary item            $      (4.21)   $    (0.15)  $     0.47
   Extraordinary item                                          (0.09)        -            -
                                                        ------------    ----------   ----------
     Net earnings (loss)                                $      (4.30)   $    (0.15)  $     0.47
                                                        ------------    ----------   ----------
                                                        ------------    ----------   ----------


                                   Exhibit 11